March 2023

Pricing Supplement No. 8,279

Registration Statement Nos. 333-250103; 333-250103-01

Dated March 13, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. If the final level of each underlying is greater than or equal to its respective initial level, you will receive for each security that you hold at maturity a minimum of $580 in addition to the stated principal amount. If the worst performing underlying appreciates by more than 58% over the term of the securities, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of such worst performing underlying. If the final level of any underlying is less than its respective initial level but the final level of each underlying is greater than or equal to 60% of its respective initial level, which we refer to as the respective downside threshold value, you will receive the stated principal amount plus a positive return based on the absolute value of the performance of the worst performing underlying, which will be effectively limited to a 40% return. However, if the final level of any underlying is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final level of the worst performing underlying from its initial level. Under these circumstances, the payment at maturity will be less than $600 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlyings, a decline in any final level below 60% of its respective initial level will result in a significant loss on your investment, even if the other underlyings have appreciated or have not declined as much. These long-dated securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income in exchange for the upside payment and absolute return features that in each case apply to a limited range of performance of the worst performing underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

The securities differ from the Jump Securities described in the accompanying product supplement for Jump Securities in that the securities offer the potential for a positive return at maturity if the worst performing underlying depreciates by no more than 40%. The securities are not the Buffered Jump Securities described in the accompanying product supplement for Jump Securities. Unlike the Buffered Jump Securities, the securities do not provide any protection if the worst performing underlying depreciates by more than 40%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	March 13, 2023
Original issue date:	March 16, 2023 (3 business days after the pricing date)
Maturity date:	March 16, 2028
Aggregate principal amount:	$250,000
Interest:	None
Underlyings:	The NASDAQ-100 Index® (the “NDX Index”), the Russell 2000® Index (the “RTY Index”) and the iShares® MSCI Emerging Markets ETF (the “EEM Shares” or the “Fund”)
Payment at maturity:

●If the final level of each underlying is greater than or equal to its respective initial level:

$1,000 + the greater of (i) $1,000 × the underlying percent change of the worst performing underlying and (ii) the upside payment

●If the final level of any underlying is less than its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)

●If the final level of any underlying is less than its respective downside threshold value, meaning the value of any underlying has declined by more than 40% from its respective initial level to its respective final level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Upside payment:	$580 per security (58% of the stated principal amount)
Performance factor:	With respect to each underlying, final level / initial level
Absolute underlying return:	The absolute value of the underlying percent change. For example, a -5% underlying percent change will result in a +5% absolute underlying return.
Worst performing underlying:	The underlying that has declined the most, meaning that it has the lesser performance factor
Initial level:

With respect to the NDX Index, 11,923.17, which is the closing level of such underlying on the pricing date

With respect to the RTY Index, 1,744.302, which is the closing level of such underlying on the pricing date

With respect to the EEM Shares, $37.90, which is the closing level of such underlying on the pricing date

Downside threshold value:

With respect to the NDX Index, 7,153.902, which is 60% of the initial level for such underlying

With respect to the RTY Index, 1,046.581, which is approximately 60% of the initial level for such underlying

With respect to the EEM Shares, $22.74, which is 60% of the initial level for such underlying

Final level:	With respect to each underlying, the closing level of such underlying on the valuation date
Closing level:

With respect to the NDX Index, on any index business day, the index closing value of such underlying on such day

With respect to the RTY Index, on any index business day, the index closing value of such underlying on such day

With respect to the EEM Shares, on any trading day, the closing price of one EEM Share on such day multiplied by the adjustment factor on such day

Valuation date:	March 13, 2028, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events
Adjustment factor:	With respect to the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting the EEM Shares
CUSIP / ISIN:	61774T6A5 / US61774T6A58
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$928.50 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$250,000	$625	$249,375

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3)See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.   Product Supplement for Jump Securities dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlyings that provides a minimum positive return of 58% if the final level of each underlying is greater than or equal to its respective initial level and offers uncapped 1-to-1 participation in the worst performing underlying if the appreciation of such underlying is greater than 58%;

￭To potentially outperform the worst performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF in a moderately bullish or moderately bearish scenario; and

￭To obtain a positive return for a limited range of negative performance of the worst performing underlying.

If the final level of any underlying is less than its downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final level of the worst performing underlying from its respective initial level.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	5 years
Upside payment:	$580 per security (58% of the stated principal amount)
Downside threshold value:	For each underlying, 60% of the respective initial level
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $928.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2023 Page 2

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Key Investment Rationale

The securities do not pay interest but provide a minimum positive return of 58% if the final level of each of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF is greater than or equal to its respective initial level and offer uncapped 1-to-1 participation in the worst performing underlying if the appreciation of such underlying is greater than 58%. However, if, as of the valuation date, the value of any underlying is less than its respective downside threshold value, the payment due at maturity will be less than $600 per security and could be zero.

Absolute Return Feature

The securities enable investors to obtain a positive return based on the absolute value of the performance of the worst performing underlying if the final level of any underlying is less than its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold value.

Upside Scenario

If the final level of each underlying is greater than or equal to its respective initial level, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 multiplied by the underlying percent change of the worst performing underlying and (ii) the upside payment of $580.

Absolute Return Scenario

If the final level of any underlying is less than its respective initial level but the final level of each underlying is greater than or equal to its respective downside threshold value, you will receive a 1% positive return on the securities for each 1% negative return on the worst performing underlying. For example, if the final level of the worst performing underlying is 10% less than its respective initial level, the securities will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 40% return at maturity.

Downside Scenario

If the final level of any underlying is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying from its respective initial level, without any buffer (e.g., a 50% depreciation in the worst performing underlying from the respective initial level to the respective final level will result in a payment at maturity of $500 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlyings, a decline in any underlying below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much.

March 2023 Page 3

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial levels and downside threshold values are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Level:	With respect to the NDX Index: 10,000 With respect to the RTY Index: 2,200 With respect to the EEM Shares: $35.00
Hypothetical Downside Threshold Value:

With respect to the NDX Index: 6,000, which is 60% of its hypothetical initial level

With respect to the RTY Index: 1,320, which is 60% of its hypothetical initial level

With respect to the EEM Shares: $21.00, which is 60% of its hypothetical initial level

Upside Payment:	$580 per security (58% of the stated principal amount)
Interest:	None

EXAMPLE 1: Each underlying appreciates substantially, and investors therefore receive the stated principal amount plus a return reflecting the percent change of the worst performing underlying.

Final level		NDX Index: 18,000 RTY Index: 3,850 EEM Shares: $64.75
Underlying percent change		NDX Index: (18,000 – 10,000) / 10,000 = 80% RTY Index: (3,850 – 2,200) / 2,200 = 75% EEM Shares: ($64.75 - $35.00) / $35.00 = 85%
Performance factor		NDX Index: 18,000 / 10,000 = 180% RTY Index: 3,850 / 2,200 = 175% EEM Shares: $64.75 / $35.00 = 185%
Payment at maturity	=	$1,000 + ($1,000 × the percent change of the worst performing underlying)
	=	$1,000 + $750
	=	$1,750

In example 1, the final level for the NDX Index has increased from its initial level by 80%, the final level for the RTY Index has increased from its initial level by 75% and the final level for the EEM Shares has increased from the initial level by 85%. Because the final level of each underlying is at or above its respective initial level, and the underlying percent change of the worst performing underlying is greater than the minimum positive return of 58%, investors receive at maturity the stated principal amount plus 1-to-1 participation in the performance of the worst performing underlying. Investors receive a payment at maturity equal to $1,750 per security.

EXAMPLE 2: The final level of each underlying is at or above its respective initial level but the worst performing underlying has not appreciated by more than 58%, and investors therefore receive the stated principal amount plus the upside payment.

Final level		NDX Index: 11,500 RTY Index: 2,310 EEM Shares: $38.50
Underlying percent change		NDX Index: (11,500 – 10,000) / 10,000 = 15% RTY Index: (2,310 – 2,200) / 2,200 = 5% EEM Shares: ($38.50 - $35.00) / $35.00 = 10%
Performance factor		NDX Index: 11,500 / 10,000 = 115% RTY Index: 2,310 / 2,200 = 105% EEM Shares: $38.50 / $35.00 = 110%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $580
	=	$1,580

In example 2, the final level for the NDX Index has increased from its initial level by 15%, the final level for the RTY Index has increased from its initial level by 5% and the final level for the EEM Shares has increased from the initial level by 10%. Because the final level of

March 2023 Page 4

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

each underlying is at or above its respective initial level, investors receive at maturity the stated principal amount plus the upside payment of $580. Investors receive a payment at maturity equal to $1,580 per security.

EXAMPLE 3: The final level of one of the underlyings is greater than respective initial level, while the final levels of the other underlyings are less than the respective initial levels but greater than the respective downside threshold values.

Final level		NDX Index: 14,000 RTY Index: 1,870 EEM Shares: $31.50
Underlying percent change		NDX Index: (14,000 – 10,000) / 10,000 = 40% RTY Index: (1,870 – 2,200) / 2,200 = -15% EEM Shares: ($31.50 - $35.00) / $35.00 = -10%
Performance factor		NDX Index: 14,000 / 10,000 = 140% RTY Index: 1,870 / 2,200 = 85% EEM Shares: $31.50 / $35.00 = 90%
Payment at maturity	=	$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)
	=	$1,000 + ($1,000 × 15%)
	=	$1,150

In example 3, the final level for the NDX Index has increased from its initial level by 40%, while the final level for the RTY Index has decreased from its initial level by 15% and the final level for the EEM Shares has decreased from the initial level by 10%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the RTY Index, which represents the worst performing underlying in this example. Investors receive a payment at maturity equal to $1,150 per security. In this example, investors receive a positive return, even though one of the underlyings has decreased from its initial level by 15% and one of the other underlyings has decreased from its initial level by 10%, due to the absolute return feature of the securities and because no underlying has declined below its respective downside threshold value.

EXAMPLE 4: The final level of one of the underlyings is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying from its respective initial level.

Final level		NDX Index: 12,000 RTY Index: 990 EEM Shares: $38.50
Underlying percent change		NDX Index: (12,000 – 10,000) / 10,000 = 20% RTY Index: (990 – 2,200) / 2,200 = -55% EEM Shares: ($38.50 - $35.00) / $35.00 = 10%
Performance factor		NDX Index: 12,000 / 10,000 = 120% RTY Index: 990 / 2,200 = 45% EEM Shares: $38.50 / $35.00 = 110%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying
	=	$1,000 × 45%
	=	$450

In example 4, the final level for the NDX Index has increased from its initial level by 20%, the final level for the RTY Index has decreased from its initial level by 55% and the final level for the EEM Shares has increased from the initial level by 10%. Because one of the underlyings has declined below its respective downside threshold value, investors are exposed to the full negative performance of the EEM Shares, which represent the worst performing underlying in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its respective initial level. Investors receive a payment at maturity equal to $450 per security, resulting in a loss of 55%.

EXAMPLE 5: The final level of each underlying is less than its respective initial level but is greater than its respective downside threshold value.

Final level	NDX Index: 8,500 RTY Index: 1,804 EEM Shares: $28.00

March 2023 Page 5

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Underlying percent change		NDX Index: (8,500 – 10,000) / 10,000 = -15% RTY Index: (1,804 – 2,200) / 2,200 = -18% EEM Shares: ($28.00 - $35.00) / $35.00 = -20%
Performance factor		NDX Index: 8,500 / 10,000 = 85% RTY Index: 1,804 / 2,200 = 82% EEM Shares: $28.00 / $35.00 = 80%
Payment at maturity	=	$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200

In example 5, the final level of each underlying is less than its respective initial level but is greater than its respective downside threshold value. The final level for the NDX Index has decreased from its initial level by 15%, the final level for the RTY Index has decreased from its initial level by 18% and the final level for the EEM Shares has decreased from the initial level by 20%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the EEM Shares, which represent the worst performing underlying in this example. Investors receive a payment at maturity equal to $1,200 per security.

EXAMPLE 6: The final level of each underlying is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying from its respective initial level.

Final level		NDX Index: 2,000 RTY Index: 880 EEM Shares: $17.50
Underlying percent change		NDX Index: (2,000 – 10,000) / 10,000 = -80% RTY Index: (880 – 2,200) / 2,200 = -60% EEM Shares: ($17.50 / $35.00) / $35.00 = -50%
Performance factor		NDX Index: 2,000 / 10,000 = 20% RTY Index: 880 / 2,200 = 40% EEM Shares: $17.50 / $35.00 = 50%
Payment at maturity	=	$1,000 × performance factor of the worst performing underlying
	=	$1,000 × 20%
	=	$200

In example 6, the final level for the NDX Index has decreased from its initial level by 80%, the final level for the RTY Index has decreased from its initial level by 60% and the final level for the EEM Shares has decreased from the initial level by 50%. Because one or more underlyings have declined below the respective downside threshold values, investors do not receive the upside payment and instead are exposed to the full negative performance of the NDX Index, which represents the worst performing underlying in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying from its respective initial level. Investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final level of any of the underlyings is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the level of the worst performing underlying from its respective initial level over the term of the securities, and you will lose a significant portion or all of your investment.

March 2023 Page 6

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of any underlying is less than 60% of its respective initial level, the payment at maturity will be an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final level of the worst performing underlying from its respective initial level over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

￭The amount payable on the securities is not linked to the values of the underlyings at any time other than the valuation date. The final levels will be the closing levels on the valuation date, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. Even if the value of the worst performing underlying appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the worst performing underlying prior to such drop.  Although the actual value of the worst performing underlying on the stated maturity date or at other times during the term of the securities may be higher than its respective final level, the payment at maturity will be based solely on the closing level of the worst performing underlying on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

￭the values of the underlyings at any time (including in relation to their initial levels),

￭the volatility (frequency and magnitude of changes in value) of the underlyings and of the stocks composing the NDX Index, the RTY Index and the share underlying index,

￭dividend rates on the securities underlying the NDX Index, the RTY Index and the share underlying index,

￭interest and yield rates in the market,

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of the underlyings,

￭the time remaining until the maturity of the securities,

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

￭the composition of the underlyings and changes in the constituent stocks of the NDX Index, the RTY Index and the share underlying index,

￭the occurrence of certain events affecting the EEM Shares that may or may not require an adjustment to the adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlyings based on their historical performance. If the final level of any underlying is less than 60% of its respective initial level, you will be exposed on a 1-to-1 basis to the full decline in the final level of the worst performing underlying from its respective initial level. There can be no assurance that the final level of each underlying will be greater than or equal to 60% of its respective initial level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models

March 2023 Page 8

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDX Index, the RTY Index or the share underlying index. Investing in the securities is not equivalent to investing in any underlying or the component stocks of the NDX Index, the RTY Index or the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the NDX Index, the RTY Index or the share underlying index.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the downside threshold values, the final levels, the underlying percent changes and the performance factors, if applicable, the payment that you will receive at maturity, if any, and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value or the closing price, as applicable, of any underlying in the event of a market disruption event or discontinuance of the NDX Index, the RTY Index or the share underlying index.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “---Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index or their component stocks), including trading in the NDX Index, the RTY Index, the stocks that constitute the share underlying index, the NDX Index or the RTY Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of all three underlyings. Your return on the securities is not linked to a basket consisting of all three underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all three underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the final level of any underlying declines to below 60% of its respective initial level, you will be fully exposed to the negative performance of the worst performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of all three underlyings.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the final level of any underlying will decline to below its respective downside threshold value than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM (the “share underlying index”), which measures the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange risk. Because the price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the

March 2023 Page 10

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EEM Shares, the price of the EEM Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets IndexSM and the United States and other countries important to international trade and finance.

￭Adjustments to the NDX Index and the RTY Index could adversely affect the value of the securities. The publisher of the NDX Index or the RTY Index may add, delete or substitute the stocks underlying such index or make other methodological changes that could change the value of the NDX Index or the RTY Index. Any of these actions could adversely affect the value of the securities. The publisher of the NDX Index or the RTY Index may also discontinue or suspend calculation or publication of the NDX Index or the RTY Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the NDX Index or the RTY Index, as applicable, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the NDX Index or the RTY Index, as applicable, last in effect prior to such discontinuance (depending also on the performance of the other underlyings).

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the EEM Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the iShares® MSCI Emerging Markets ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI Emerging Markets ETF. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets IndexSM or make other methodological changes that could change the level of the MSCI Emerging Markets IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets IndexSM at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets IndexSM and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities.

March 2023 Page 11

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EEM Shares. However, the calculation agent will not make an adjustment for every event that could affect the EEM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭The performance and market price of the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. The EEM Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of EEM Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EEM Shares may impact the variance between the performances of EEM Shares and the share underlying index. Finally, because the shares of the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EEM Shares may differ from the net asset value per share of the EEM Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EEM Shares, and their ability to create and redeem shares of the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EEM Shares may vary substantially from the net asset value per share of the EEM Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the EEM Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. Any of these events could materially and adversely affect the price of the shares of the EEM Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EEM Shares on the valuation date, even if the EEM Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the EEM Shares.

March 2023 Page 12

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on March 13, 2023:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	11,923.17
52 Weeks Ago:	13,046.64
52 Week High (on 3/29/2022):	15,239.32
52 Week Low (on 12/28/2022):	10,679.34

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2018 through March 13, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on March 13, 2023 was 11,923.17. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2018 to March 13, 2023

March 2023 Page 13

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter (through March 13, 2023)	12,803.14	10,741.22	11,923.17

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on March 13, 2023:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,744.302
52 Weeks Ago:	1,941.719
52 Week High (on 3/29/2022):	2,133.096
52 Week Low (on 6/16/2022):	1,649.836

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2018 through March 13, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on March 13, 2023 was 1,744.302. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Index Closing Values January 1, 2018 to March 13, 2023

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter (through March 13, 2023)	2,001.221	1,744.302	1,744.302

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

March 2023 Page 16

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on March 13, 2023:

Bloomberg Ticker Symbol:	EEM UP
Current Share Price:	$37.90
52 Weeks Ago:	$41.54
52 Week High (on 4/4/2022):	$46.71
52 Week Low (on 10/24/2022):	$33.93

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2018 through March 13, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on March 13, 2023 was $37.90. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EEM Shares have at times experienced periods of high volatility, and you should not take the historical prices of the EEM Shares as an indication of its future performance.

EEM Shares Daily Closing Prices January 1, 2018 to March 13, 2023

March 2023 Page 17

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter	42.93	38.00	39.06
2019
First Quarter	43.71	38.45	42.92
Second Quarter	44.59	39.91	42.91
Third Quarter	43.42	38.74	40.87
Fourth Quarter	45.07	40.27	44.87
2020
First Quarter	46.30	30.61	34.13
Second Quarter	41.19	32.67	39.99
Third Quarter	45.55	40.44	44.09
Fourth Quarter	51.70	43.99	51.67
2021
First Quarter	57.96	51.68	53.34
Second Quarter	56.09	52.01	55.15
Third Quarter	54.84	49.50	50.38
Fourth Quarter	52.50	47.44	48.85
2022
First Quarter	50.85	41.54	45.15
Second Quarter	46.71	39.40	40.10
Third Quarter	41.05	34.88	34.88
Fourth Quarter	39.54	33.93	37.90
2023
First Quarter (through March 13, 2023)	42.50	37.84	37.90

This document relates only to the securities referenced hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

iShares® is a registered mark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines,

March 2023 Page 18

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates.  The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

March 2023 Page 19

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof. With respect to the RTY Index, FTSE Russell, or any successor thereof.
Index closing value:

With respect to the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the NDX Index will be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Share underlying index:	The MSCI Emerging Markets IndexSM
Share underlying index publisher:	MSCI Inc. or any successor thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

March 2023 Page 20

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal

March 2023 Page 21

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EEM Shares, in stocks of the NDX Index, the RTY Index or the share underlying index and in futures and options contracts on the NDX Index, the RTY Index, the EEM Shares, the share underlying index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of any underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the NDX Index, the RTY Index or the share underlying index, futures or options contracts on the NDX Index, the RTY Index, the EEM Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the

March 2023 Page 22

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index®, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due March 16, 2028

Principal at Risk Securities

MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

March 2023 Page 23